UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

__________________

Date of Report (Date of earliest event reported)    July 1, 2025

AVNET, INC.

(Exact name of registrant as specified in Charter)

New York	1-4224	11-1890605
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2211 South 47th Street, Phoenix, Arizona	85034
(Address of principal executive offices)	(Zip Code)

(480) 643-2000

(Registrant’s telephone number, including area code.)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered:
Common stock, par value $1.00 per share	AVT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement.

On July 1, 2025 (the “Closing Date”), Avnet Holding Europe BV (“Avnet Europe”), as borrower, and Avnet, Inc. (“Avnet”), as guarantor, entered into a Credit Agreement (the “Credit Agreement”) with the lenders party thereto and Bank of America, N.A., as the administrative agent. On the Closing Date, Avnet Europe borrowed an aggregate principal amount of $150,000,000 in U.S. Dollar denominated term loans and an aggregate principal amount of €100,000,000 in Euro denominated term loans. The term loans consist of multiple tranches, of which (i) $50,000,000 of U.S. Dollar term loans and €35,000,000 of Euro denominated term loans will mature on June 30, 2026, (ii) $50,000,000 of U.S. Dollar term loans and €35,000,000 of Euro denominated term loans will mature on June 30, 2027 and (iii) $50,000,000 of U.S. Dollar term loans and €30,000,000 of Euro denominated term loans will mature on June 30, 2028.

The interest rate applicable to the U.S. Dollar denominated term loans is, at Avnet Europe’s option, any of (a) the “base rate” (defined as the highest of (i) the Federal Funds rate plus 0.50%, (ii) the Bank of America prime rate, (iii) the term secured overnight financing rate (“SOFR”) (as defined in the Credit Agreement) plus 1.00% or (iv) 1.00%) plus an “applicable rate” (based on the debt rating by Moody’s Investors Service, Inc., Standard & Poor’s Financial Services LLC or Fitch, Inc. of Avnet’s non-credit-enhanced, senior unsecured long-term debt), (b) the SOFR daily floating rate plus an “applicable rate” or (c) the term SOFR rate plus an “applicable rate.” The interest rate applicable to the Euro denominated term loans is the euro interbank offered rate (“EURIBOR”) plus an “applicable rate.” Under certain circumstances, including while certain events of default exist, the applicable interest rate may be increased by 2.00% per annum.

Avnet Europe and Avnet are required to comply with certain covenants while the term loans are outstanding. The failure to satisfy any of the covenants or the occurrence of other specified events that constitute an event of default could result in acceleration of Avnet Europe’s repayment obligations under the Credit Agreement. Avnet has guaranteed the obligations of Avnet Europe under the Credit Agreement.

The description of the Credit Agreement set forth above is only a summary of its material terms and does not purport to be complete, and is qualified in its entirety by reference to the full and complete terms contained in the Credit Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated into this Item 1.01 by reference. The Credit Agreement is not intended to be a source of factual, business or operational information about Avnet or its subsidiaries, including Avnet Europe. The representations, warranties and covenants contained in the Credit Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the parties, including being qualified by disclosures for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties.

Some or all of the parties to the Credit Agreement, or their affiliates, have in the past provided investment or commercial banking services to Avnet and its affiliates for which they received customary fees and expenses and they may provide similar services in the future.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required hereunder is provided under Item 1.01 above and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Credit Agreement dated as of July 1, 2025.

10.2	Guaranty dated as of July 1, 2025 (included as Exhibit E to Exhibit 10.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2025	AVNET, INC.
Registrant

	By:	/s/ Kenneth A. Jacobson
Name: Kenneth A. Jacobson
Title: Chief Financial Officer